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                                                                    EXHIBIT 10.5


                    AMENDMENT NO. 1 TO INVESTMENT AGREEMENT


     This Amendment No. 1 to Investment Agreement (the "Amendment No. 1") is made and entered into effective as of the 6th day of November, 1998, between Recovery Equity Investors, L.P., a Delaware limited partnership (the "Investor"), and CMI Corporation, an Oklahoma corporation (the "Company").

     WHEREAS, effective as of August 19, 1991, the Investor and the Company entered into that certain Investment Agreement (the "Investment Agreement") pursuant to which, among other things, the Investor purchased from the Company 6,666,667 shares of the Company's Common Stock;

     WHEREAS, the parties desire to amend the Investment Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, the parties agree as follows:

     1. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Investment Agreement.

     2. Section 4.1 of the Investment Agreement is hereby amended to read in its entirety as follows:

     "SECTION 4.1. Board Representation. From and after November 6, 1998,
                   --------------------
     the Investor shall be entitled to designate for election to the Company's Board of Directors one-half (1/2) of the total number of directors then constituting the entire Board, as such number of directors shall be fixed from time to time pursuant to resolution adopted by the Company's Board of Directors; provided, however, that
                                                  --------  -------
     if, after the date hereof, the Investor, its affiliates, limited partners and associates cease to beneficially own an aggregate of at least 1,700,000 shares of Voting Class A Common Stock, par value $0.10 per share ("Class A Common Stock"), of the Company, the Investor thereafter shall be entitled to designate for election to the Company's Board of Directors only one-third (1/3) of the total number of directors then constituting the entire Board; and, provided,
                                                           --------
     further, that if the Investor, its affiliates, limited partners and
     -------
     associates cease to beneficially own an aggregate of at least 1,000,000 shares of Class A Common Stock, the Investor thereafter shall be entitled to designate only one (1) person for election to the Company's Board of Directors (it being understood that such entitlement to designate one director shall terminate at such time as the Investor, its affiliates, limited partners and associates cease to beneficially own any shares of Class A Common Stock). Any person designated by the Investor for election to the Company's Board of Directors in accordance with the provisions of this Section 4.1 shall be included in the slate of nominees

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          recommended by such Board of Directors to the Company's
          shareholders for election as directors at each applicable annual meeting of the shareholders of the Company, and the Company shall use its best efforts to cause the election of each such person designated by the Investor. In the event that any designee of the Investor for election to the Company's Board of Directors pursuant to the foregoing provisions shall cease to serve as a director for any reason, the vacancy resulting therefrom shall be filled as soon as practicable with a person designated by the Investor. Provided that he continues to beneficially own (with his wife, children and grandchildren) at least 1,500,000 shares of Class A Common Stock, Bill Swisher shall be entitled to designate himself for election to the Company's Board of Directors. If so designated, Mr. Swisher shall be included in the slate of nominees recommended by the Board of Directors to the Company's shareholders for election as directors at each applicable annual meeting of the shareholders of the Company, and the Company shall use its best efforts to cause the election of Mr. Swisher. Mr. Swisher is specifically made a third party beneficiary of the two sentences immediately preceding this sentence. In the event that (i) at any time the designee(s) of the Investor are not elected to the Company's Board of Directors as provided herein, or (ii) the Department of Labor through formal or informal rules, regulations, or interpretations provides, or it is otherwise provided through governmental or court action, that such Board representation does not constitute the exercise of management rights of the kind necessary to allow the Investor to continue to qualify as a venture capital operating company under Department of Labor Regulation 2510.3-101 promulgated under ERISA, then the Investor and the Company shall use their best efforts, upon the advice of counsel to the Investor, to ensure that the Investor has and is permitted to exercise the minimum amount of such management rights to continue to qualify as a venture capital operating company; provided,
                                                             --------
          however, that in no event shall the Investor be entitled under
          -------
          this Section 4.1 to designate for election to the Board of Directors a number of persons greater than that set forth in the first sentence of this Section 4.1. The number and type of securities which the Investor, its affiliates, limited partners and associates (or Bill Swisher, his wife, children and grandchildren, as the case may be) are required to beneficially own to be afforded the right to designate persons for election to the Company's Board of Directors shall be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend, recapitalization or similar action. The parties acknowledge and agree that, for purposes of determining the number of shares of Class A Common Stock or other securities of the Company beneficially owned by the Investor's limited partners, only those shares distributed by the Investor to the limited partners shall be considered."

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     3.   The parties acknowledge and agree that, for purposes of Section 4.1,
Tom Engelsman shall be deemed to be a designee of the Investor.

     4. Except as specifically provided herein, the terms and provisions of the Investment Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument. This Amendment No. 1 shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have executed below.

                                       RECOVERY EQUITY INVESTORS, L.P., a
                                       Delaware limited partnership

                                   By: Recovery Equity Partners, L.P., its
                                       General Partner


                                   By: /s/ Joseph J. Finn-Egan
                                       -------------------------------------
                                       Joseph J. Finn-Egan, General Partner


                                   By: /s/ Jeffrey A. Lipkin
                                       -------------------------------------
                                       Jeffrey A. Lipkin, General Partner



                                       CMI CORPORATION, an Oklahoma corporati


                                   By: /s/ Bill Swisher
                                       -------------------------------------
                                       Bill Swisher, Chairman of the

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